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                          SECURITIES AND EXCHANGE COMMISSION
                                 Washington, D. C. 20549
                               _________________________
                                       Form 8-K

                                    CURRENT REPORT

                             PURSUANT TO SECTION 13 OR 15(d) OF
                            THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported):  June 28, 1998

                                       DAN RIVER INC.
                (Exact name of registrant as specified in its charter)

                 Commission file number 1-13421


         GEORGIA                              58-1854637
(State or other jurisdiction of               (I.R.S. Employer
incorporation or organization)                Identification No.)

2291 Memorial Drive                            24541
Danville, Virginia                            (Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code:  (804) 799-7000






There are 6 pages in the sequentially numbered, manually signed original of this report.

Exhibit Index is on page 4.








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Item 5.          Other Events.
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        Dan River Inc. ("Dan River") announced on June 29, 1998 that it had executed a definitive merger agreement, dated as of June 28, 1998 (the "Merger Agreement"), in which Dan River has agreed to acquire all of the capital stock of The Bibb Company ("Bibb") for a combination of cash and Dan River stock in a tax-free transaction valued in excess of $250 million, including assumed debt. Each Bibb stockholder will be entitled to elect whether to receive $16.50 in cash, .84615 shares of Dan River Class A common stock, or a combination thereof, for each Bibb share they hold, subject to proration. The transaction is subject to, among other things, the parties securing necessary regulatory approvals and Dan River shareholder and Bibb stockholder approvals. The transaction is expected to be completed by September, 1998. The text of the press release is attached hereto as Exhibit 99.


        Exhibits
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Exhibit No.
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99.     Text of Press Release of Dan River Inc., dated June 29, 1998.
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                                                              SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          DAN RIVER INC. (Registrant)
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Date:  July 6, 1998                       /s/ Harry L. Goodrich
                                          -----------------------------------
                                          Harry L. Goodrich
                                          Vice President

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Exhibit No.                  Description of Exhibit                  Page No.
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99.                          Text of Press Release of Dan River Inc,
                             dated June 29, 1998

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